UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In September 2005, Dana Corporation (Dana) reported that management was investigating accounting matters arising out of incorrect entries related to a customer agreement in its Commercial Vehicle business unit and that the Audit Committee of Dana’s Board of Directors had engaged outside counsel to conduct an independent investigation of these matters. Outside counsel informed the Securities and Exchange Commission (SEC) of the commencement, nature and scope of the independent investigation and volunteered full cooperation with the Staff of the SEC.
     During October and November 2005, Dana reported the preliminary findings of the ongoing investigations and the determination that the company would restate its financial statements for the first and second quarters of 2005, and for the years 2002 through 2004.
     On December 30, 2005, Dana filed Forms 10-Q/A for the periods ended June 30 and March 31, 2005, and a Form 10-K/A for the year ended December 31, 2004, containing such restated financial statements. The investigation undertaken by the Audit Committee concluded at about the same time.
     Throughout the period of the investigation, outside counsel engaged by the Audit Committee cooperated with the Staff of the SEC, supplied information requested by the Staff, and met or spoke with the Staff periodically.
     Dana has now been advised that the SEC issued a formal order of investigation with respect to matters related to the company’s restatements. The SEC’s investigation is a non-public, fact-finding inquiry to determine whether any violations of the law have occurred. Dana will continue to cooperate fully with the SEC in its investigation of these matters.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: February 1, 2006	By:	/s/ Michael L. DeBacker

Michael L. DeBacker Vice President, General Counsel and Secretary

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